Exhibit 99.1

Citrix Reports Fourth Quarter and Fiscal Year Financial Results

Quarterly revenue of $802 million up 8 percent year over year

Fourth quarter GAAP diluted earnings per share of $0.74 up 23 percent year over year

Fourth quarter non-GAAP diluted earnings per share of $1.04 up 16 percent year over year

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 29, 2014--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the fourth quarter and fiscal year ended December 31, 2013.

FINANCIAL RESULTS

For the fourth quarter of fiscal year 2013, Citrix achieved revenue of $802 million, compared to $740 million in the fourth quarter of fiscal year 2012, representing 8 percent revenue growth. For fiscal year 2013, Citrix reported annual revenues of $2.92 billion, compared to $2.59 billion for fiscal year 2012, a 13 percent increase.

GAAP Results

Net income for the fourth quarter of fiscal year 2013 was $139 million, or $0.74 per diluted share, compared to $114 million, or $0.60 per diluted share, for the fourth quarter of fiscal year 2012. Annual net income for fiscal year 2013 was $340 million, or $1.80 per diluted share, compared to $353 million, or $1.86 per diluted share for fiscal year 2012.

Non-GAAP Results

Non-GAAP net income for the fourth quarter of fiscal year 2013 was $195 million, or $1.04 per diluted share, compared to $169 million, or $0.90 per diluted share for the fourth quarter of fiscal year 2012. Non-GAAP net income excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses and the tax effects related to these items.

Annual non-GAAP net income for fiscal year 2013 was $568 million, or $3.02 per diluted share, compared to $543 million, or $2.87 per diluted share for fiscal year 2012. Non-GAAP net income excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses and the tax effects related to these items.

“We continued to see strong growth in our networking business for both the quarter and for the full year,” said David Henshall, acting chief executive officer and chief financial officer. “In the mobility space, XenMobile, while still early stage, also showed strong momentum. We are well positioned to help our customers embrace enterprise mobility by providing infrastructure and cloud services to build and manage secure, mobile workspaces.”

In addition, Citrix announced today that the company’s chief executive officer, Mark B. Templeton, will be returning from his previously announced leave of absence to resume his role as CEO. Mr. Templeton intends to retire within the next year, subject to the naming of his successor. The board of directors has formed a committee of independent directors to lead a search process to identify the next CEO.

David J. Henshall, who has been serving as acting CEO, has been promoted to chief operating officer and will retain a portion of the executive responsibilities that he assumed during Mr. Templeton’s absence. Mr. Henshall will continue in his roles as executive vice president and chief financial officer, with responsibility for the company’s finance and accounting organizations.

“I would like to express my deep appreciation to the board of directors for allowing me time to support my family,” stated Mark Templeton. “I remain fully committed to Citrix until my successor is named and the CEO transition is complete.”

Citrix Chairman Thomas F. Bogan said, “Speaking on behalf of the entire board, we are excited to welcome Mark back as CEO. I also would like to acknowledge the important role that David Henshall has played in leading Citrix during Mark’s absence. We look forward to Mark and David’s continuing leadership and contributions to our company.”

Q4 Financial Summary

In reviewing the results for the fourth quarter of fiscal year 2013, compared to the fourth quarter of fiscal year 2012:

  Product and license revenue increased a half of a percent;
  Software as a service revenue increased 13 percent;
  Revenue from license updates and maintenance increased 11 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, increased 28 percent;
  Net revenue increased in the EMEA region by 14 percent, increased in the Americas region by 8 percent and decreased in the Pacific region by 12 percent;
  Deferred revenue totaled $1.4 billion as of December 31, 2013, compared to $1.2 billion as of December 31, 2012, an increase of 18 percent; and
  Cash flow from operations was $230 million for the fourth quarter of fiscal year 2013, compared with $227 million for the fourth quarter of fiscal year 2012.

During the fourth quarter of fiscal year 2013:

  GAAP gross margin was 83 percent and non-GAAP gross margin was 86 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense;
  GAAP operating margin was 20 percent and non-GAAP operating margin was 30 percent, excluding the effects of amortization of acquired intangible assets and stock-based compensation expense; and

  The company repurchased 4.4 million shares at an average price of $57.84.

Annual Financial Summary

In reviewing the results for fiscal year 2013 compared to fiscal year 2012:

  Product and license revenue increased 7 percent;
  Software as a service revenue increased 14 percent;
  Revenue from license updates and maintenance increased 16 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, increased 17 percent;
  Net revenue increased in the Americas region by 14 percent, increased in the EMEA region by 14 percent and increased in the Pacific region by 3 percent; and
  Cash flow from operations was $928 million for fiscal year 2013 compared with $819 million for fiscal year 2012.

During the year ended December 31, 2013:

  GAAP gross margin was 83 percent and non-GAAP gross margin was 86 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense;
  GAAP operating margin was 13 percent and non-GAAP operating margin was 24 percent, excluding the effects of amortization of acquired intangible assets and stock-based compensation expense; and
  The company repurchased 7.0 million shares at an average price of $62.40.

Financial Outlook for Fiscal Year 2014

Citrix management expects to achieve the following results for fiscal year ending December 31, 2014:

  Net revenue is targeted to grow by approximately 8 percent to 10 percent.
  GAAP gross margin is targeted to be in the range of 81 percent to 82 percent. Non-GAAP gross margin is targeted to be in the range of 84 percent to 85 percent, excluding 3 percent related to the effects of amortization of acquired product related intangible assets and stock-based compensation expense.
  GAAP diluted earnings per share is targeted to be in the range of $1.58 to $1.69. Non-GAAP diluted earnings per share is targeted to be in the range of $2.85 to $2.95, excluding $0.75 related to the effects of amortization of acquired intangible assets, $1.05 related to the effects of stock-based compensation expenses, and $(0.43) to $(0.64) for the tax effects related to these items.
  GAAP tax rate is targeted to be in the range of 19 percent to 20 percent. Non-GAAP tax rate, which excludes the effects of amortization of acquired intangible assets and stock-based compensation expenses, is targeted to be in the range of 24 percent to 25 percent.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for First Quarter 2014

Citrix management expects to achieve the following results for the first quarter of fiscal year 2014 ending March 31, 2014:

  Net revenue is targeted to grow by approximately 8 percent to 10 percent.
  GAAP gross margin is targeted to be in the range of 81 percent to 82 percent. Non-GAAP gross margin is targeted to be in the range of 84 percent to 85 percent, excluding 3 percent related to the effects of amortization of acquired product related intangible assets and stock-based compensation expense.
  GAAP diluted earnings per share is targeted to be in the range of $0.24 to $0.26. Non-GAAP diluted earnings per share is targeted to be in the range of $0.57 to $0.60, excluding $0.19 related to the effects of amortization of acquired intangible assets, $0.26 related to the effects of stock-based compensation expenses, and $(0.09) to $(0.14) for the tax effects related to these items.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days.

About Citrix

Citrix (NASDAQ:CTXS) is a leader in virtualization, networking and cloud infrastructure to enable new ways for people to work better. Citrix solutions help IT and service providers to build, manage and secure, virtual and mobile workspaces that seamlessly deliver apps, desktops, data and services to anyone, on any device, over any network or cloud. This year Citrix is celebrating 25 years of innovation, making IT simpler and people more productive with mobile workstyles. With annual revenue in 2013 of $2.9 billion, Citrix solutions are in use at more than 330,000 organizations and by over 100 million people globally. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's Acting Chief Executive Officer and Chief Financial Officer, statements contained in the Financial Outlook for Fiscal Year 2014 and First Quarter 2014 sections, and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment; the success and growth of the company's product lines, including transitions in the markets for Citrix’s desktop virtualization and collaboration products and services; the company's ability to develop and commercialize new products and services, including its enterprise mobility and cloud platform products, while growing its established virtualization, networking and collaboration products and services; disruptions due to changes and transitions in key personnel and succession risks, including but not limited to risks related to the timing and outcome of our CEO search; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to manage untargeted expenses; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of the impairment of acquired assets, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are the property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended December 31,		Year Ended December 31,

	2013	2012	2013	2012
Revenues:
Product and licenses	$269,889	$268,674	$891,630	$830,645
Software as a service	153,269	135,421	582,872	511,323
License updates and maintenance	337,036	302,981	1,305,053	1,125,094
Professional services	42,226	32,920	138,879	119,061
Total net revenues	802,420	739,996	2,918,434	2,586,123

Cost of net revenues:
Cost of product and licenses revenues	30,467	33,086	114,932	96,962
Cost of services and maintenance revenues	81,749	60,822	289,990	227,150
Amortization of product related intangible assets	24,492	23,460	97,873	80,025
Total cost of net revenues	136,708	117,368	502,795	404,137

Gross margin	665,712	622,628	2,415,639	2,181,986

Operating expenses:
Research and development	126,498	122,208	516,338	450,571
Sales, marketing and services	301,486	287,097	1,216,680	1,060,829
General and administrative	66,528	58,852	260,236	245,259
Amortization of other intangible assets	10,346	9,050	41,668	34,549
Total operating expenses	504,858	477,207	2,034,922	1,791,208

Income from operations	160,854	145,421	380,717	390,778

Other income, net	1,164	3,815	7,173	19,451
Income before income taxes	162,018	149,236	387,890	410,229

Income tax expense	23,374	35,207	48,367	57,682
Net income	$138,644	$114,029	$339,523	$352,547

Earnings per common share - diluted	$0.74	$0.60	$1.80	$1.86
Weighted average shares outstanding - diluted	186,500	188,662	188,245	189,129

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	December 31, 2013	December 31, 2012
ASSETS:
Cash and cash equivalents	$280,740	$643,609
Short-term investments	453,976	285,022
Accounts receivable, net	654,821	630,956
Inventories, net	14,107	10,723
Prepaid expenses and other current assets	110,981	106,579
Current portion of deferred tax assets, net	48,470	36,846
Total current assets	1,563,095	1,713,735

Long-term investments	855,700	595,313
Property and equipment, net	338,996	303,294
Goodwill	1,768,949	1,518,219
Other intangible assets, net	509,595	556,205
Long-term portion of deferred tax assets, net	115,418	43,097
Other assets	60,496	66,539
Total assets	$5,212,249	$4,796,402

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	78,452	71,116
Accrued expenses and other current liabilities	257,606	257,135
Income taxes payable	29,322	49,346
Current portion of deferred revenues	1,106,474	965,276
Total current liabilities	1,471,854	1,342,873

Long-term portion of deferred revenues	305,266	232,719
Other liabilities	115,322	99,033

Stockholders' equity:
Common stock	291	287
Additional paid-in capital	3,974,297	3,691,111
Retained earnings	2,903,541	2,564,018
Accumulated other comprehensive income (loss)	4,951	(7,705)
Less – common stock in treasury, at cost	(3,563,273)	(3,125,934)
Total stockholders' equity	3,319,807	3,121,777
Total liabilities and stockholders’ equity	$5,212,249	$4,796,402

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands - unaudited)

	Three Months Ended December 31, 2013	Year Ended December 31, 2013
OPERATING ACTIVITIES
Net Income	$138,644	$339,523
Adjustments to reconcile net income to net cash
provided by operating activities:
Amortization and depreciation	68,858	267,500
Stock-based compensation expense	46,635	183,941
Provision for accounts receivable allowances	781	5,519
Deferred income tax benefit	(1,310)	(51,848)
Other non-cash items	1,237	1,363
Total adjustments to reconcile net income to net cash	116,201	406,475
provided by operating activities

Changes in operating assets and liabilities,
net of the effects of acquisitions:
Accounts receivable	(204,990)	(22,951)
Inventory	(2,503)	(5,591)
Prepaid expenses and other current assets	20,801	(862)
Other assets	235	5,076
Deferred revenues	141,564	201,455
Accounts payable	8,041	3,092
Income taxes, net	(1,542)	(35,316)
Accrued expenses	11,732	22,515
Other liabilities	1,511	14,927
Total changes in operating assets and liabilities,	(25,151)	182,345
net of the effects of acquisitions

Net cash provided by operating activities	229,694	928,343

INVESTING ACTIVITIES
Proceeds (purchases) of available-for-sale investments, net	97,850	(433,470)
Purchases of property and equipment	(36,279)	(162,889)
Cash paid for acquisitions, net of cash acquired	(5,538)	(334,881)
Proceeds from sales of cost method investments	9,256	12,067
Purchases of cost method investments	(1,729)	(6,824)
Cash paid for licensing and core technology	(4,951)	(12,153)
Net cash provided by (used in) investing activities	58,609	(938,150)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	5,085	73,655
under stock-based compensation plans
Payments on debt from acquisitions	(2,061)	(2,061)
Excess tax benefit from stock-based compensation	(3,733)	12,552
Stock repurchases, net	(249,992)	(406,326)
Cash paid for tax withholding on vested stock awards	(3,305)	(31,013)
Other	-	912
Net cash used in financing activities	(254,006)	(352,281)

Effect of exchange rate changes on cash and cash equivalents	(30)	(781)
Change in cash and cash equivalents	34,267	(362,869)
Cash and cash equivalents at beginning of period	246,473	643,609
Cash and cash equivalents at end of period	$280,740	$280,740

The Condensed Consolidated Statement of Cash Flows for the year ended December 31, 2013 reflect an adjustment of approximately $17 million made to the captions “Excess tax benefit from stock based compensation” and “Income taxes, net” for the three months ended March 31, 2013. Accordingly, the adjusted net cash provided by operating activities and net cash used in financing activities for the three months ended March 31, 2013 is approximately $267 million and $29 million, respectively.

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets, stock-based compensation expenses and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

• The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

• Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to newly acquired intangible assets, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended
	December 31, 2013

GAAP gross margin	83.0%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	3.0
Non-GAAP gross margin	86.1%

	Three Months Ended
	December 31, 2013

GAAP operating margin	20.0%
Add: stock-based compensation	5.9
Add: amortization of product related intangible assets	3.0
Add: amortization of other intangible assets	1.3
Non-GAAP operating margin	30.2%

	Three Months Ended	Three Months Ended
	December 31, 2013	December 31, 2012

GAAP net income	$138,644	$114,029
Add: stock-based compensation	46,635	41,018
Add: amortization of product related intangible assets	24,492	23,460
Add: amortization of other intangible assets	10,346	9,050
Less: tax effects related to above items	(25,422)	(18,211)
Non-GAAP net income	$194,695	$169,346

	Three Months Ended	Three Months Ended
	December 31, 2013	December 31, 2012

GAAP earnings per share – diluted	$0.74	$0.60
Add: stock-based compensation	0.25	0.22
Add: amortization of product related intangible assets	0.13	0.13
Add: amortization of other intangible assets	0.06	0.05
Less: tax effects related to above items	(0.14)	(0.10)
Non-GAAP earnings per share – diluted	$1.04	$0.90

	Twelve Months Ended
	December 31, 2013

GAAP gross margin	82.8%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	3.3
Non-GAAP gross margin	86.2%

	Twelve Months Ended
	December 31, 2013

GAAP operating margin	13.1%
Add: stock-based compensation	6.3
Add: amortization of product related intangible assets	3.3
Add: amortization of other intangible assets	1.4
Non-GAAP operating margin	24.1%

	Twelve Months Ended	Twelve Months Ended
	December 31, 2013	December 31, 2012

GAAP net income	$339,523	$352,547
Add: stock-based compensation	183,941	149,940
Add: amortization of product related intangible assets	97,873	80,025
Add: amortization of other intangible assets	41,668	34,549
Less: tax effects related to above items	(95,009)	(73,817)
Non-GAAP net income	$567,996	$543,244

	Twelve Months Ended	Twelve Months Ended
	December 31, 2013	December 31, 2012

GAAP earnings per share – diluted	$1.80	$1.86
Add: stock-based compensation	0.98	0.79
Add: amortization of product related intangible assets	0.52	0.43
Add: amortization of other intangible assets	0.22	0.18
Less: tax effects related to above items	(0.50)	(0.39)
Non-GAAP earnings per share – diluted	$3.02	$2.87

CITRIX SYSTEMS, INC.
Forward Looking Guidance

For the
Three Months Ended
March 31, 2014
GAAP gross margin	80.5% to 81.5%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	3.4
Non-GAAP gross margin	84.0% to 85.0%

For the
Three Months Ended
March 31, 2014
GAAP earnings per share - diluted	$0.24 to $0.26
Add: adjustments to exclude the effects
of amortization of intangible assets	0.19

Add: adjustments to exclude the effects of
expenses related to stock-based compensation	0.26

Less: tax effects related to above items
(0.09) to (0.14)
Non-GAAP earnings per share - diluted	$0.57 to $0.60

CITRIX SYSTEMS, INC.
Forward Looking Guidance

For the
Twelve Months Ended
December 31, 2014
GAAP gross margin	80.9% to 81.9%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	3.0
Non-GAAP gross margin	84.0% to 85.0%

For the
Twelve Months Ended
December 31, 2014
GAAP earnings per share - diluted	$1.58 to $1.69
Add: adjustments to exclude the effects
of amortization of intangible assets	0.75

Add: adjustments to exclude the effects of
expenses related to stock-based compensation	1.05

Less: tax effects related to above items
(0.43) to (0.64)
Non-GAAP earnings per share - diluted	$2.85 to $2.95

For the
Twelve Months Ended
December 31, 2014
GAAP tax rate	19.0% to 20.0%
Add: tax effects of stock-based compensation and amortization	5.0
of intangible assets
Non-GAAP tax rate	24.0% - 25.0%

CONTACT:
Citrix Systems, Inc.
Media Inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
Investor Inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com